Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory
contracts


Nuveen Massachusetts Premium Income
Municipal Fund
33-58236
811-7484


We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
22, 2007, under Conformed Submission Type DEF
14A, accession number 0000950137-07-012782.